Exhibit 99.1

NRG Energy Announces Launch of Secondary Common Stock Offering

HOUSTON—March 2, 2026—NRG Energy, Inc. (NYSE: NRG) announced today the launch of an underwritten public offering of 12,300,000 shares of its common stock held by certain affiliates of LS Power (the “Selling Stockholders”), subject to market and other conditions (the “Secondary Offering”). These shares are part of the consideration the Selling Stockholders received from NRG in connection with the recently closed acquisition of the LS Power portfolio entities on January 30, 2026. NRG will not receive any proceeds from the sale of the shares by the Selling Stockholders. The Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 1,845,000 shares of common stock.

Barclays and Citigroup are acting as joint book-running managers for the Secondary Offering.

In addition, NRG has entered into a stock purchase agreement with the Selling Stockholders to repurchase $300 million of its common stock in a private transaction at the price per share equal to the public offering price (the “Share Repurchase”). The Share Repurchase will be made pursuant to NRG’s existing stock repurchase program approved by its Board of Directors. The closing of the Share Repurchase is expected to be concurrent with the closing of the Secondary Offering. The completion of the Share Repurchase is conditioned upon the completion of the Secondary Offering, and subject to customary closing conditions. The completion of the Secondary Offering is not conditioned upon the completion of the Share Repurchase.

Copies of the prospectus supplement and the related base prospectus for the Secondary Offering, when available, may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by e-mail at barclaysprospectus@broadridge.com, and Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

The common stock will be sold pursuant to an effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Secondary Offering may only be made by means of a prospectus supplement and related base prospectus.

About NRG

NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future.

Safe Harbor

This news release contains “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. NRG does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NRG, based on current beliefs of management as well as assumptions made by, and information currently available to, management. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “should,” “forecasts,” “targets,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond NRG’s control, that may cause NRG’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information concerning these risks and uncertainties and other factors can be found in NRG’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the registration statement, prospectus and prospectus supplement relating to the Secondary Offering and its reports on Forms 10-K, 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. NRG undertakes no obligation to update or revise any forward-looking statement unless required by applicable law.

Media

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Investors

Brendan Mulhern
609.524.4767
Investor.relations@nrg.com